UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________________
FORM 8-K
 _______________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Earliest Event Reported): June 8, 2018
__________________________________________________________
APX Group Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4931 North 300 West Provo, UT 84604
(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2018, the board of directors of APX Group Holdings, Inc. (the “Company”) and the board of managers of 313 Acquisition LLC, the Company’s indirect parent company (“313 Acquisition”), approved a modification (the “Modification”) of the vesting terms of certain outstanding equity awards granted to officers and employees of the Company and its subsidiaries, including: Todd R. Pedersen, the Company’s Chief Executive Officer; Mark J. Davies, the Company’s Chief Financial Officer; Alex J. Dunn, the Company’s President; Matthew J. Eyring, the Company’s Chief Strategy and Innovation Officer; and Todd M. Santiago, the Company’s Chief Revenue Officer (the “NEOs”).
313 Acquisition had previously granted Class B Units in 313 Acquisition (the “Class B Units”) to certain officers and employees of the Company and its subsidiaries, including the NEOs, pursuant to management subscription agreements. The Class B units granted to the NEOs were divided into a time-vesting portion (1/3 of the Class B Units granted), a 2.0x exit-vesting portion (1/3 of the Class B Units granted), and a 3.0x exit-vesting portion (1/3 of the Class B Units granted). Prior to the Modification, the time-vesting Class B Units, 2.0x exit-vesting Class B Units and 3.0x exit-vesting Class B Units had the following vesting terms:

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Time-Vesting Units: The time-vesting units vest in equal installments on the “vesting reference date,” as defined in the applicable subscription agreement, and each of the first four anniversaries of the applicable “vesting reference date”, subject to the participant’s continued employment with the Company or its subsidiaries through each such vesting date. The “vesting reference date” for Messrs. Pedersen and Dunn is November 16, 2012, the date of the grant of their Class B Units. The “vesting reference” date for the initial grants of Class B Units to each of Messrs. Eyring and Santiago on August 12, 2013 is also November 16, 2012 and the “vesting reference date” for the initial grant of Class B Units to Mr. Davies is November 4, 2013, which is the date he commenced employment with the Company. The “vesting reference date” of the subsequent grants of Class B Units to Messrs. Davies, Eyring, and Santiago on September 20, 2016, is August 1, 2016. Notwithstanding the foregoing, the time-vesting Class B Units will become fully vested upon a change of control (as defined in the Company’s security holders agreement) that occurs while the participant is still employed by the Company. In addition, as to Messrs. Pedersen and Dunn, the time-vesting Class B Units will also continue to vest for one year following a termination by the Company without “cause” (excluding by reason of death or disability) or resignation by the executive for “good reason,” each as defined in the executive’s employment agreement (any such termination, a “qualifying termination”).

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2.0x Exit-Vesting Units: The 2.0x exit-vesting Class B Units vest if the participant is employed by the Company when and if The Blackstone Group, L.P. and its affiliates (“Blackstone”) receive cash proceeds in respect of their Class A units in 313 Acquisition equal to (x) a return equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units and (y) an annual internal rate of return of at least 20% on Blackstone’s cumulative invested capital in respect of its Class A Units (the “IRR Hurdle”). In addition, as to Messrs. Pedersen and Dunn, the 2.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 2.0x exit-vesting conditions are met. As to Messrs. Davies, Eyring and Santiago, the 2.0x exit-vesting Class B Units will remain eligible to vest for six months following a termination by us without “cause” (as defined in such executive’s employment agreement) and other than by reason of death or while he is disabled if the applicable vesting criteria are satisfied during such six-month period. If the exit-vesting units do not become vested following the end of the six-month period, they will be forfeited without consideration.

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3.0 Exit-Vesting Units: The 3.0x exit-vesting Class B Units vest if the participant is employed by the Company when and if Blackstone receives cash proceeds in respect of its Class A units in 313 Acquisition equal to (x) a return equal to 3.0x Blackstone’s cumulative invested capital in respect of the Class A Units and (y) an annual internal rate of return of at least 25% on Blackstone’s cumulative invested capital in respect of its Class A Units. In addition, as to Messrs. Pedersen and Dunn, the 3.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 3.0x exit-vesting conditions are met. As to Messrs. Davies, Eyring and Santiago, the 3.0x exit-vesting Class B Units will remain eligible to vest for six months following a termination by us without “cause” (as defined in such executive’s employment agreement) and other than by reason of death or while he is disabled if the applicable vesting criteria are satisfied during such six-month period. If the exit-vesting units do not become vested following the end of such six-month period, they will be forfeited without consideration.
Pursuant to the Modification, the management subscription agreement of each Class B Unit participant was amended to provide that (i) the 2.0x exit-vesting Class B Units shall instead become vested at such time, subject to the existing conditions related to continued employment with the Company or its subsidiaries, that Blackstone shall have received cash proceeds in respect of Blackstone’s Class A Units in 313 Acquisition in an amount necessary to ensure a return equal to 2.0 times Blackstone’s cumulative invested capital in respect of the Class A Units in 313 Acquisition and there shall be no IRR Hurdle and (ii) the 3.0x exit-vesting Class B Units shall no longer be subject to any performance criteria and instead become vested, subject to the applicable participant’s continued employment with the Company or its subsidiaries through the applicable vesting date, with respect to 20% of the 3.0x Class B Units on each of the first five anniversaries of June 12, 2018; provided, that in the event of a change of control during the applicable participant’s continued employment with the Company or its subsidiaries, the 3.0x exit-vesting Class B Units shall, to the extent not then vested or previously forfeited or cancelled, become fully vested. The terms of the time-vesting Class B Units remain unchanged and the terms of the 2.0x exit-vesting Class B Units and 3.0x exit-vesting Class B Units remained unchanged other than as set forth above.
The NEOs hold 2.0x exit-vesting Class B Units and 3.0x exit-vesting Class B Units in the following amounts: Messrs. Pedersen and Dunn each hold 7,027,469 2.0x exit-vesting Class B Units and 7,027,469 3.0x exit-vesting Class B Units; Messrs. Eyring and Santiago each hold 1,724,856 2.0x exit-vesting Class B Units and 1,725,288 3.0x exit-vesting Class B Units; and Mr. Davies holds 1,574,856 2.0x exit-vesting Class B Units and 1,575,288 3.0x exit-vesting Class B Units.
Item 8.01    Other Events.

On June 8, 2018, the vesting terms of all outstanding stock appreciation rights (“SARs”) of Vivint Group, Inc., an indirect subsidiary of the Company (“Vivint Group”), granted to officers and employees of the Company and its subsidiaries were modified. The SARs are divided into a time-vesting portion (1/3 of the SARs granted), a 2.0x exit-vesting portion (1/3 of the SARs granted) and a 3.0x exit-vesting portion (1/3 of the SARs granted). The original vesting terms of such SARs were substantially the same as the vesting terms of the Class B Units prior to the Modification as described in Item 5.02 above and such vesting terms were modified to be substantially the same as the vesting terms of the Class B Units following the Modification as described in Item 5.02 above. Upon exercise of a vested SAR, such vested SAR may be settled in cash, in shares of Vivint Group or alternative equity, which may consist of shares or units of capital stock of 313 Acquisition, shares of one of 313 Acquisition’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock, or a combination thereof, at Vivint Group’s option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Shawn J. Lindquist
Name: Shawn J. Lindquist
Title: Chief Legal Officer

Date: June 14, 2018